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                                                                   EXHIBIT 4.2
                             STOCK OPTION AGREEMENT


                  AGREEMENT, made as of June 21, 1995, between INDIVIDUAL INVESTOR GROUP, INC., a Delaware corporation (the "Company"), and Bruce Sokoloff ("Sokoloff").

                  WHEREAS, on June 21, 1995, the Board of Directors of the Company authorized the grant to Sokoloff of an option to purchase an aggregate of 30,000 of the authorized but unissued shares of the Common Stock of the Company, $.01 par value (the "Common Stock"), on the terms and conditions set forth in this Agreement; and

                  WHEREAS, Sokoloff desires to acquire said option on the terms and conditions set forth in this Agreement;

                  IT IS AGREED:

                  1. The Company hereby grants to Sokoloff the right and option (the "Option") to purchase all or any part of an aggregate of 30,000 shares of the Common Stock on the terms and conditions set forth herein (the "Option Shares"). The Option is a non-qualified stock option not intended to qualify under any section of the Internal Revenue Code of 1986, as amended.

                  2. The Option shall be exercisable as follows: 10,000 of the Option Shares may be purchased on or after June 21, 1996, an additional 10,000 of the Option Shares may be purchased on or after June 21, 1997 and an additional 10,000 of the Option Shares may be purchased on or after June 21, 1998. The Option Shares may be purchased at an exercise price of $5.75 per share. After a portion of the Option becomes exercisable, it shall remain exercisable, except as otherwise provided herein, until the close of business on June 21, 2005 (the "Exercise Period").

                  3. (a) If Sokoloff's position as a director of the Company is terminated for any reason, other than death (including, for example, resignation by Sokoloff or his not being re-elected as a director of the Company), the portion of the Option, if any, that was exercisable as of the date of termination may be exercised for a period of six months or until the expiration of the Exercise Period, whichever is shorter. The portion of the Option, if any, that was not exercisable as of the date of termination shall immediately terminate.

                           (b)      Upon Sokoloff's death, the portion,  if any,
of the Option that was exercisable as of the date of death may thereafter be exercised by Sokoloff's legal representative or legatee under the will of Sokoloff for a period of one year from the date of death or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of death shall immediately terminate upon Sokoloff's death.

                  4. The Option shall not be assignable or transferable except, in the event of the death of Sokoloff, by will or by the laws of descent and distribution. No transfer of the Option by Sokoloff by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

                  5. The Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. Sokoloff shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

                  6. In the event of a reorganization, recapitalization, reclassification, stock split or exchange, stock dividend, combination of shares, or any other similar change in the Common Stock of the Company, equitable proportionate adjustments shall be made by the Company in the number and kind of shares covered by the Option and in the option price thereunder.

                  7. The Company hereby represents and warrants to Sokoloff that the Option Shares, when issued and delivered by the Company to Sokoloff in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

                  8. Sokoloff hereby represents and warrants to the Company that Sokoloff is acquiring the Option and shall acquire the Option Shares for Sokoloff's own account and not with a view to the distribution thereof.

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                  9. Anything in this Agreement to the contrary notwithstanding,
Sokoloff hereby agrees that Sokoloff shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by Sokoloff without registration under the Securities Act of 1933 (the "Act"), or in the event that they are not so registered, unless (a) an exemption from the Act is available thereunder, and
(b) Sokoloff has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

                  10.      Sokoloff hereby acknowledges that:

                           (a)      All  reports  and  documents  required  to
be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 within the last 12 months have been made available to Sokoloff for inspection.

                           (b)      If Sokoloff  exercises the Option,  Sokoloff
must bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares will not have been registered under the Act and cannot be sold by Sokoloff unless they are registered under the Act or an exemption therefrom is available.

                           (c)      In Sokoloff's position with the Company,
Sokoloff has had both the opportunity to ask questions of and receive answers from the officers of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to subparagraph (a) above.

                           (d)      The Company  shall place stop transfer
orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Act or an exemption therefrom.

                           (e)      The certificates evidencing the Option
Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                  11. Subject to the terms and conditions of the Agreement, the Option may be exercised by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of Option Shares in respect to which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Option that the Option Shares are being purchased for investment and not with a view to the distribution or resale thereof, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of the Option Shares. Payment of the purchase price shall be made in cash or by check, bank draft or money order payable to the order of the Company; provided, however, that, at the election of Sokoloff, the purchase price for any or all of the Option Shares to be acquired may be paid by: (i) the surrender of shares of Common Stock of the Company held by or for the account of Sokoloff with a fair market value equal to the purchase price multiplied by the number of Option Shares to be purchased, or (ii) the surrender of any exercisable but unexercised portion of the Option having a fair market value equal to the purchase price multiplied by the number of Option Shares to be purchased. In either case, the fair market value of the surrendered shares or options shall be determined as of the date of exercise as follows: "Fair market value" of the Common Stock means, as of the exercise date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price of the Common Stock on the last trading day preceding such date for which such quotations are reported by the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Company shall determine, in good faith. The "fair market value" of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total fair market value of the shares of Common Stock underlying the surrendered portion of the Option (as determined in accordance with the immediately preceding sentence) over the total purchase price of such shares of Common Stock

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underlying the surrendered portion of the Option.

                  12. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice in the writing to the other, and shall be deemed duly given hereunder when so delivered or three days after being mailed, as the case may be.

                  13. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                  14. This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof.

                  15. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                  16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.


INDIVIDUAL INVESTOR GROUP, INC.        Address: 333 Seventh Avenue, 5th Floor
                                                New York, NY  10001

/s/ Scot A Rosenblum,
-----------------------
Scot A. Rosenblum, Secretary

/s/ Bruce Sokoloff                      Address:
-----------------------                         ___________________________
BRUCE SOKOLOFF
                                                ___________________________
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